As filed with the Securities and Exchange Commission on June 25, 1999
                                                  Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                 U S WEST, Inc.
                            (formerly "USW-C, Inc.")
             (Exact name of registrant as specified in its charter)

                               Delaware 84-0953188
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)
                             1801 California Street
                             Denver, Colorado 80202
                                 (303) 672-2700
              (Address, zip code, telephone number, and area code,
                  of registrant's principal executive offices)
                              --------------------

                     1999 U S WEST NON-EXECUTIVE STOCK PLAN
                            (Full title of the Plan)
                             ----------------------

                            Thomas O. McGimpsey, Esq.
                              Jill A. Gilpin, Esq.
                                 U S WEST, Inc.
                             1801 California Street
                             Denver, Colorado 80202
                                 (303) 672-2712
                                 (303) 672-2782
 (Name, address, zip code, telephone number and area code, of agent for service)
                              --------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------- ------------------------ --------------------- ----------------
Title of each class of            Amount to be      Proposed maximum        Proposed maximum       Amount of
securities to be registered        registered      offering price per      aggregate offering    registration
                                                          share                  price              fee (1)
-------------------------------- --------------- ------------------------ --------------------- ----------------

Common Stock, $.01 par value       5,000,000            $57.3125              $286,562,500        $79,644.38
(2)
-------------------------------- --------------- ------------------------ --------------------- ================


(1) The registration fee for all securities registered hereby, $79,644.38, has been calculated as follows: 0.000278 of $57.3125 (the average of the high and low prices of Common Stock of U S WEST, Inc. reported in the consolidated reporting system of the New York Stock Exchange on June 18,
     1999) multiplied by 5,000,000 shares of Common Stock being registered hereby.
(2) Includes Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable separately from the Common Stock.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. U S WEST, Inc. ("U S WEST" or the "Company," which may also be referred to as "we," "us" or "our") will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish the Commission or its staff with a copy or copies of any or all documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Commission allows us to "incorporate by reference" certain information that we file with the Commission. Information incorporated by reference is considered a part of this registration statement and later information filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. We incorporate by reference the documents listed below and any future filings made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
Act:

o Our Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed March 24, 1999;

o Our Current Reports on Form 8-K filed January 13, 1999, January 15, 1999, January 22, 1999, February 23, 1999, February 25, 1999, February 26, 1999,
     April 7, 1999,  April 22, 1999,  May 12, 1999,  May 18, 1999, May 21, 1999,
     May 26, 1999, June 18, 1999 and June 22, 1999;

o    Our Proxy Statement on Schedule 14A filed March 24, 1999;

o    Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

o Our Tender Offer Statement on Schedule 14D-1 and Schedule 13D filed May 21, 1999, as amended by Amendment No. 1 filed May 24, 1999, Amendment No. 2 filed June 7, 1999, Amendment No. 3 filed June 11, 1999, Amendment No. 4 filed June 18, 1999, Amendment No. 5 filed June 18, 1999, Amendment No. 6 filed June 21, 1999 and Amendment No. 7 filed June 24, 1999; and

o The description of Common Stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed on May 1, 1998 (as amended by Form 8-A/A filed May 12, 1998).

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 4.  Description of Securities.

         The  class of  securities  to be  offered  hereby is  registered  under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits our board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of U S WEST, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Our Restated Certificate of Incorporation and Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

         As permitted by Section 102 of the DGCL, our Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to U S WEST and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to U S WEST or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

         Our directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by U S WEST.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.

Exhibit
Number              Description

(4.1)               Form of Rights Agreement between USW-C, Inc., a Delaware  corporation,  and State Street Bank and
                    Trust Company, as Rights Agent (Exhibit 4-A to Registration Statement No. 333-45765).

(4.2)               Amendment  No. 1 to Rights  Agreement,  by and between U S WEST,  Inc.  and State Street Bank and
                    Trust Company, as Rights Agent (Exhibit 4 to Form 8-K, dated May 21, 1999, File No. 1-14087).

5                   Opinion  of  Thomas  O.   McGimpsey,   Senior  Attorney  and Assistant Secretary of U S WEST, Inc.
                    regarding  the legality of the securities being registered.

23-A                Consent of Arthur Andersen LLP.

23-B                Consent  of  Thomas  O.   McGimpsey,   Senior  Attorney  and Assistant Secretary of U S WEST, Inc.
                    included  in the opinion regarding legality filed as Exhibit 5.

24                  Powers of Attorney executed by directors and officers who signed this registration statement.


Item 9.  Undertakings.

(a)      Rule 415 Offerings.

         U S WEST hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decreases in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Form S-8 Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, U S WEST, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 25th day of June, 1999.

                                 U S WEST, Inc.

                                             By:     /s/ THOMAS O. MCGIMPSEY
                                                --------------------------------
                                                     Thomas O. McGimpsey
                                                     Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:
          /s/ SOLOMON D. TRUJILLO         President and Chief Executive Officer
         -------------------------------
              Solomon D. Trujillo

Principal Financial Officer:
         /s/ ALLAN R. SPIES               Executive Vice President and Chief
         --------------------------------  Financial Officer
             Allan R. Spies

Principal Accounting Officer:
         /s/ JANET K. COOPER              Vice President and Controller
         --------------------------------
             Janet K. Cooper


Directors:

                  /s/ SOLOMON D. TRUJILLO
                  ------------------------------
                      Solomon D. Trujillo

                  /s/ LINDA G. ALVARADO
                  ------------------------------
                      Linda G. Alvarado

                  /s/ CRAIG R. BARRETT
                  ------------------------------
                      Craig R. Barrett

                  /s/ THE HONORABLE HANK BROWN
                  ------------------------------
                      The Honorable Hank Brown

                  ------------------------------
                      Jerry J. Colangelo

                  /s/ MANUEL A. FERNANDEZ
                  ------------------------------
                      Manuel A. Fernandez

                  /s/ GEORGE J. HARAD
                  ------------------------------
                      George J. Harad

                  /s/ PETER S. HELLMAN
                  ------------------------------
                      Peter S. Hellman

                  /s/ MARILYN CARLSON NELSON
                  ------------------------------
                      Marilyn Carlson Nelson

                  /s/ FRANK P. POPOFF
                  ------------------------------
                      Frank P. Popoff





Dated: June 25, 1999